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                                  OFFICE LEASE

                                 by and between

                      SUN LIFE ASSURANCE COMPANY OF CANADA
                             a Canadian corporation
                                   "Landlord"

                                       and

                        ELECTRONIC ACCESSORY SPECIALISTS
                              INTERNATIONAL, INC.
                             a Delaware corporation
                                doing business as

                              MOBILITY ELECTRONICS

                                    "Tenant"


                                   July 3, 1998

                       Scottsdale Executive Office Center
                        16100 North Greenway-Hayden Loop
                            Scottsdale, Arizona 85260
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                                  OFFICE LEASE

1.       BASIC PROVISIONS

1.1      Date:                      July 3, 1998

1.2      Landlord:                  SUN LIFE ASSURANCE COMPANY OF CANADA,
                                    a Canadian corporation

1.3      Landlord's Address:        c/o Trammell Crow Company
                                    3800 North Central Avenue, Suite 900
                                    Phoenix, Arizona 85012

1.4      Tenant:                    ELECTRONIC ACCESSORY SPECIALISTS
                                    INTERNATIONAL, INC., a Delaware corporation, doing business as MOBILITY ELECTRONICS

1.5      Tenant's Address

(a)      Prior to Commencement Date:        c/o B-H Enterprises of Arizona, Inc.
                                            7950 East Redfield Road
                                            Suite 280
                                            Scottsdale, Arizona 85260
                                            Attn: Mr. Randy Shell

(b)      Subsequent to Commencement Date:       16100 North Greenway-Hayden Loop
                                                Suite 500
                                                Scottsdale, Arizona 85260

1.6 Property: The parcel of real estate located in Scottsdale, Maricopa County, Arizona, depicted on the Site Plan attached hereto as Exhibit "A" and legally described on Exhibit "B" attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.


1.7 Building: That certain office building known as Scottsdale Executive Office Center, located at 16100 North Greenway-Hayden Loop Road, Scottsdale, Maricopa County, Arizona 85260, and situated on the Property.

1.8 Leased Premises: Approximately 5,047 rentable square feet of office space commonly known as Suite 500, as outlined on the Floor Plan attached hereto as Exhibit "C".

1.9 Permitted Use: General business office purposes; not including storage, machine, computer or vehicle repair or refurbishing, telemarketing, credit or loan processing, or multi-level marketing.

1.10 Lease Term: Four (4) years after the date of substantial completion of the Tenant Improvements (as defined and determined in accordance with the Work Letter attached as Exhibit "H" hereto).

1.11 Scheduled Commencement Date and Expiration Date: The Commencement Date shall be date of substantial completion of the Tenant Improvements to the Leased Premises and shall expire on that date that is the last day of the fourth (4th) year after such substantial completion of the Tenant Improvements. Landlord, however, shall permit Tenant to occupy the portion of the Leased Premises as depicted on Exhibit "C" comprising approximately 2,500 rentable square feet ("Early Occupancy Space") prior to the completion of the Tenant Improvements, but subject to all of the terms and conditions of this Lease including, without limitation, the obligation to pay Annual Basic Rent and obtain the insurance required in Article 9 below.

1.12 Annual Basic Rent: For and during the initial twenty-four (24) months of the Lease Term, Annual Basic Rent shall be $73,181.50 per annum, plus tax, and $6,098.46 per month, plus tax, based upon a rental rate of $14.50 per rentable square foot; provided, however, that for and during the period in which Tenant occupies the Early Occupancy Space to and including the date of substantial completion of the Tenant Improvements to the Leased Premises, Tenant's monthly installments of Annual Basic Rent shall be $3,020.83, per month, plus tax, based upon the $14.50 per rentable square foot rate. Tenant shall pay a prorated amount of the monthly installments of Annual Basic Rent for

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         any partial month of the Lease Term. For and during the period commencing on the first (1st) day of the twenty-fifth (25th) month of the Lease Term and continuing through and including the Expiration Date, Annual Basic Rent shall be $75,705.00 per annum plus tax, and $6,308.75 per month, plus tax, based upon a rental rate of $15.00 per rentable square foot.

1.13     Security Deposit: $6,308.75.

1.14 Building Hours: 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday excluding recognized federal, state or local holidays, or as otherwise requested by Tenant and reasonably approved by Landlord.

1.15 Parking Spaces: Five (5) reserved, covered parking spaces, and one (1) additional reserved, covered parking space (the "Additional Space") subject to availability and offered on a first come, first served basis, all subject to the terms and conditions of Exhibit "E" attached hereto.

1.16 Parking Charge: $25.00, plus tax, per each of the five (5) reserved/covered parking spaces and the market rate from time to time established by Landlord for the Additional Space.

1.17     Guarantors: N/A

1.18 Brokers: Trammell Crow Company (Landlord) and B-H Enterprises of Arizona, Ltd. (Tenant)

1.19     Exhibits:

                  A = Site Plan
                  B = Legal Description of the Property
                  C = Floor Plan
                  D = Memorandum of Commencement Date
                  E = Reserved Covered Parking License
                  F = Reserved
                  G = Reserved
                  H = Work Letter
                  I = Building Rules and Regulations

1.20     Riders:  1= Additional Security Deposit

2.       LEASED PREMISES: ADJUSTMENTS

2.1 Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the "Lease"), including the Basic Provisions of Article 1 which are incorporated herein by this reference, together with the nonexclusive right to use, in common with Landlord and others, the Building Common Areas (defined below). For the purposes of this Lease, the term "Building Common Areas" means common hallways, corridors, walkways and footpaths, foyers and lobbies, bathrooms and janitorial closets, electrical and telephone closets, landscaped areas, and such other areas within or adjacent to the Building which are subject to or are designed intended solely for the common enjoyment, use and/or benefits of the tenants of the Building.

2.2 Adjustments. The Annual Basic Rent at the Commencement date (as hereinafter defined) is based on the Leased Premises containing the rentable square footage set forth in Article 1.8 above. If the actual rentable square footage of the Leased Premises is hereafter calculated to be more or less than the square footage set forth in Article 1.8 above (to be computed, at Landlord's sole option, after completion of the Leased Premises, by an architect designated by Landlord and licensed to practice in the State of Arizona), the Annual Basic Rent shall be increased or decreased in accordance with the rental rate set forth in Article 1.12 above. All references to "rentable" or "useable" square feet, footage or area, shall be deemed measured, as the case may be, in accordance with American National Standard Z65. 1-1996, as published by BOMA International. For the purpose of this Lease, Landlord and Tenant agree that the RU ratio shall be 1.10.

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3.       LEASE TERM: COMMENCEMENT DATE

3.1 Lease Term. The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Article 1.10 above, plus any period of less than one (1) month between the Commencement Date and the first day of the next succeeding calendar month, unless sooner terminated in accordance with the further provisions of this Lease.

3.2 Commencement Date. The Commencement Date shall mean the date of substantial completion of the Tenant Improvements to the Leased Promises.

3.3      Memorandum of Commencement Dale. Landlord and Tenant shall, within ten
         (10) days after the Commencement Date, execute a declaration in the form of Exhibit "D" attached hereto specifying the Commencement Date should the Commencement Date be a date other than the Scheduled Commencement Date.

3.4 Delay in Commencement Date. In the event Landlord shall be unable, for any reason, to deliver possession of the Leased Premises to Tenant on the Scheduled Commencement Date, Landlord shall not be liable for any loss or damage occasioned thereby, nor shall such inability affect the validity of this Lease or the obligations of Tenant. In such event, Tenant shall not be obligated to pay Annual Basic Rent or Additional Rent until the Commencement Date. In the event Landlord shall not have delivered possession of the Leased Premises to Tenant within ninety
         (90) days after the Scheduled Commencement Date, and if such failure to deliver possession was (a) caused solely by the fault or neglect of Landlord, and its contractors or agents (b) not caused by any fault or neglect of Tenant or due to additional time required to plan for and install other work for Tenant beyond the amount of time which would have been required if only building standard Improvements had been installed, then, as its sole and exclusive remedy for Landlord's failure to deliver possession of the Leased Premises in a timely manner, Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord at any time within thirty (30) days after the expiration of such ninety (90) day period. Such termination shall be effective upon delivery to Landlord of Tenant's written notice of termination. Tenant's failure to deliver the termination notice within such thirty (30) day period shall conclusively be deemed to be Tenant's election not to terminate this Lease and this Lease shall continue in full force and effect, subject to the additional terms of this Article 3.4. In addition, if the Commencement Date does not occur within twelve (12) months after the Date of this Lease as set forth in Article 1.1 other than as a result of the breach or default by Landlord, Landlord may elect, by delivering written notice to Tenant, to terminate this Lease, which termination shall be effective upon delivery of written notice of such termination by Landlord to Tenant. Upon a termination of this Lease pursuant to the provisions of this Article 3.4 the parties shall have no further obligations or liabilities to the other and Landlord shall promptly return any monies previously deposited or paid by Tenant.

4.      SECURITY DEPOSIT

         Tenant shall pay to Landlord, upon the execution of this Lease, the Security Deposit set forth in Article 1.13 as above as security for the performance by Tenant of its obligations under this Lease which amount shall be returned to Tenant after the expiration or earlier termination of this Lease provided that Tenant shall have fully performed all of its obligations contained in this Lease. The Security Deposit, at the election of Landlord, may be retained by Landlord as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Landlord by reason of the occurrence of any breach, nonperformance or default by Tenant under this Lease without the waiver of any other right or remedy available to Landlord at law, in equity or under the terms of this Lease. If any portion of tile Security Deposit is so used or applied, tenant shall, within five (5) days after written notice from Landlord, deposit with Landlord immediately available funds in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. Tenant acknowledges and agrees that in the event Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto (unless the same is dismissed within sixty (60) days thereafter, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, then Landlord may apply the Security Deposit towards those obligations of Tenant to Landlord which accrued prior to the filing of such petition. Tenant acknowledges further that the Security Deposit may be commingled with Landlord's other funds and that Landlord shall be entitled to retain any interest earnings thereon. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor

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         in interest, whereupon Landlord shall be released from liability by
         Tenant for the return of such deposit or the accounting therefore.

5.       RENT: RENT TAX: ADDITIONAL RENT

5.1 Payment of Rent. Tenant shall pay to Landlord the Annual Basic Rent set forth in Article 1.12 above, subject to adjustment as provided herein. The Annual Basic Rent shall be paid in equal monthly installments, on or before the first day of each anti every calendar month, during the Lease Term, in advance, without notice or demand and without abatement, deduction or set-off. If the Commencement Date is other than the first day of a calendar month, the payment for the partial month following the Commencement Date shall be prorated and shall be payable on the first day of the first full calendar month of the Lease Term. The Annual Basic Rent for the first full month of the Lease Term shall be paid upon the execution of this Lease. All payments requiring proration including Additional Rent (as set forth in Article 5.3) shall be prorated on the basis of the actual number of days in each calendar month. In addition, all payments to be made under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 1.3 above, or to such other person or at such other place as Landlord may from time to time designate in writing.

5.2 Rent Tax. In addition to the Annual Basic Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Annual Basic Rent and payments of Additional Rent, an amount equal to any governmental taxes, including, without limitation, any sales, rental, occupancy, excise, use or transactional privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord's gross receipts or gross income from leasing the Leased Premises to Tenant, including, without limitation, transaction privilege taxes, education excise taxes, any tax now or hereafter imposed by the City of Scottsdale, the State of Arizona, any other governmental body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord.

5.3 Additional Rent. In addition to Annual Basic Rent, all other amounts to be paid, by Tenant to Landlord pursuant to this Lease (including amounts to be paid by Tenant pursuant to Article 6 below and parking charges to be paid by Tenant pursuant to Exhibit "E"), if any, shall be deemed to be Additional Rent, whether or not designated as such, and shall be due and payable within five (5) days after receipt by Tenant of Landlord's statement or together with the next succeeding installment of Annual Basic Rent, whichever shall first occur. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Annual Basic Rent.

6.       OPERATING COSTS

6.1 Tenant's Obligation. The annual Basic Rent does not include amounts attributable to any Taxes (defined below) or amounts attributable to the cost of the use, management, repair service, insurance, condition, operation and maintenance of the Building and the Property. Therefore, in order that the Annual Basic Rent payable throughout the Lease Term shall reflect any such amounts, Tenant shall pay to Landlord, in accordance with the further provisions of this Article 6 an amount per rentable square foot of the Leased Premises equal to the Operating Costs (as hereinafter defined) per rentable square foot.

6.2 Landlord's Estimate. Landlord shall furnish Tenant an estimate of the Operating Costs per rentable square foot for each calendar year commencing with the Commencement Date. In addition, Landlord may, from time to time, but in no event more than twice in a calendar year furnish Tenant a revised estimate of Operating Costs should Landlord anticipate any increase in Operating Costs from that set forth in a prior estimate. Commencing with the first month to which an estimate applies, Tenant shall pay, in addition to the monthly installments of Annual Basic Rent, an amount equal to one-twelfth (1/12th) of the product of the rentable square footage of the Leased Premises multiplied by the Operating Costs per square foot, however, if less than ninety-five percent (95%) of the rentable area of the Building shall be occupied by tenants during the period covered by such estimate, the estimated Operating Costs for such period shall be, for the purposes of this Article 6 increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would be incurred if occupancy would be at least ninety-five percent (95%) during the entire period. Within one hundred twenty (120) days after the expiration of each calendar year or such longer period of

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         time as may be necessary to compile such statement, Landlord shall deliver to Tenant a statement of the actual Operating Costs for such calendar year showing the method of calculating Tenant's proportionate share. If the actual Operating Costs for such calendar year are more or less than the estimated Operating Costs, a proper adjustment shall be made; provided, however, if less than ninety-five percent (95%) of tile rentable area of the Building shall have been occupied by tenants at any time during such period, the actual Operating Costs for such period shall be, for the purposes of this Article 6, increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would have been incurred had such occupancy been at least ninety-five (95%) during the entire period. Any excess amounts paid by Tenant shall be refunded to Tenant with such statement or, at Landlord's option, may be applied to any amounts then payable by Tenant to Landlord or to the next maturing monthly installment of Annual Basic Rent or Additional Rent. Any deficiency between the estimated and actual Operating Costs shall be paid by Tenant to Landlord concurrently with the monthly installment of Annual Basic Rent next due. Any amount owing for a fractional calendar year in the first or final year of the Lease Term shall be prorated.

6.3 Operating Costs - Defined. For the purposes of this Lease, "Operating Costs" shall mean all costs and expenses accrued, paid or incurred by Landlord, or on Landlord's behalf, in respect of the use, management, repair, service, insurance, condition, operation and maintenance of the Building and the Property, including but not limited to the following:

         (a) Salaries, wages and benefits of all persons who perform duties in connection with landscaping, parking, janitorial and general cleaning services, reasonable security services and any and all other employees engaged by or on behalf of Landlord;

         (b) Payroll taxes, workmen's compensation, uniforms and related expenses for such employees;

         (c) The cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, refrigeration, water, sewer service, trash collection, pest control and all other utilities, together with any taxes on such utilities;

         (d) The cost of painting non-tenant space, including the Building Common Areas and the cost for replacement of (i) exterior perimeter window draperies or blinds provided by Landlord, and (ii) carpeting and wall coverings in the Building Common Areas;

         (e) The cost of all charges for rent, casualty, liability, fidelity and other insurance maintained by Landlord, including any deductible amounts incurred with respect to an insured loss;

         (f) The cost of all supplies (including cleaning supplies), tools, materials, equipment and personal property, the rental thereof and sales, transaction privilege, excise and other taxes thereon;

         (g)      Depreciation of hand tools and other moveable equipment;

         (h) The cost of all charges for window and other cleaning, janitorial, security, refuse, lot sweeping and pest control services;

         (i)      The cost of charges for independent contractors;

         (j) The cost of repairs and replacements made by Landlord at its expense and the fees and other charges for maintenance and service agreements;

         (k)      The cost of exterior and interior landscaping;

         (1) Costs relating to the operation and maintenance of all real property and improvements appurtenant to the Property, including, without limitation, all parking areas, service areas, walkways and landscaping;

         (m) The cost of alterations and improvements made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies;

         (n) All management fees and other charges for management services and overhead costs (including travel and related expenses), whether provided by an independent management company,

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         Landlord or an affiliate of Landlord, not to exceed fifteen percent
         (15%) of the total scheduled Annual Basic Rent received or to be received from all leaseable space at the Property;

         (o) The cost of any capital improvements or additions which improve the comfort or amenities available to tenants of the Building, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition;

         (p) The cost of any capital improvements or additions which are intended to enhance the safety of the Property or reduce (or avoid increases in) Operating Costs, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition;

         (q) The cost of licenses and permits, inspection fees necessary to manage and operate the Property and reasonable legal, accounting and other professional fees and expenses;

         (r)      Taxes (as hereinafter defined);

         (s) Costs relating to the use, management, repair, service, insurance, condition, operation and maintenance of the Building Common Areas;

         (t) Costs of monitoring and maintaining good internal air quality in the Building and regularly inspecting, monitoring, maintaining and repairing the Building's air quality systems, hiring outside consultants to investigate and identify the sources of any suspected internal air quality problems that may be identified, remedying any such problems, modifying, renovating or encapsulating any portion of the Building, or systems or components thereof reasonably required in order to continuously and efficiently maintain reasonably acceptable internal air quality in the Building and comply with any and all local, state and federal regulations, or real estate industry standards relating to internal air quality;

         (u) Costs of operating and maintaining an on-site property management office; and

         (v) All other charges properly allocable to the use, management, repair, service, insurance, condition, operation and maintenance of the Property in accordance with generally accepted accounting principles.

6.4 Operating Costs - Exclusions. Excluded from Operating Costs shall be the following: (a) depreciation, except to the extent expressly included pursuant to Article 6.3 above; (b) interest on and amortization of debts, except to the extent expressly included pursuant to Article 6.3 above; (c) leasehold improvements, including redecorating made for tenants of the Building; (d) brokerage commissions and advertising expenses for procuring tenants for the Building or the Property; (e) refinancing costs; (f) the cost of any repair, replacement or addition which would be required to be capitalized under general accepted accounting principles, except to the extent expressly included pursuant to Article 6.3 above; and (g) the cost of any item included in Operating Costs under Article 6.3 above to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Building or any other party; (h) legal fees in connection with leasing, tenant disputes or enforcement of leases; (i) penalties incurred by Landlord due to Landlord's failure to pay taxes or any other obligation when due related to the Property and not resulting from a default hereunder by Tenant, (j) money Landlord must pay if it defaults under or Lease or other agreement and not result from a default hereunder by Tenant; (k) costs of negotiations or enforcing leases of other tenants; (l) any amounts reimbursed from equipment warranties, and Landlord subcontractor warranties.

6.5 Right of Audit. Tenant may once in any calendar year during regular business hours and upon two (2) business days' prior notice to Landlord, cause an audit to be made of Landlord's books and records relating to the Operating Costs for the immediately previous year only, such audit to be initially made by Tenant's qualified employees or accountants and at Tenant's expense. If such an audit suggests that the statement of Operating Costs previously delivered to Tenant by Landlord for the calendar year in question sets forth a higher amount of Tenant's share of Operating Costs than the amount determined through Tenant's audit, Tenant may notify Landlord by delivering the records and results of such audit to Landlord along with Tenant's written statement describing in detail any discrepancy Tenant believes it has found. Landlord shall have sixty (60) days thereafter within which to dispute the results of Tenant's audit. If Landlord disputes the results of Tenant's audit, then Landlord and Tenant shall attempt in good faith to resolve such dispute. If the parties are unable to resolve such dispute within twenty (20) days after Landlord gives notice of its dispute of such Tenant's audit, then

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         the parties shall select a mutually agreeable accounting firm consisting of one of the six largest accounting firms in Arizona (the "big six" accounting firms) who shall audit the same books and records and establish Tenant's share of Operating Costs according to the accounting principles and theories normally employed by Landlord in such calculations for the calendar year in dispute and such determination shall be binding upon Landlord and Tenant. If the parties are unable to agree upon which of the "big six" accounting firms shall perform such audit, then the names of all six of such firms shall be placed into a hat and Landlord shall draw at random from such hat the names of one of such "big six" accounting firms and such firm shall be the designated auditor. If the audit by the "big six" accounting firm determines that the statement of Operating Costs previously delivered to Tenant for the calendar year in question overstated Tenant's share of Operating Costs by more than six percent (6%), then Landlord shall pay the cost of the audit by such "big six" accounting firm. Otherwise, Tenant shall pay the cost of the audit by such "big six" accounting firm. Once the determination of the amount of Tenant's share of Operating Costs is made, appropriate adjustments shall be made and either Landlord shall give a credit or a reimbursement to Tenant for any overpayment, or Tenant shall promptly pay Landlord the full amount of any underpayment.

  6.6 Taxes - Defined. For the purposes of this Lease, "Taxes" shall mean and include all real property taxes and personal property taxes, general and special assessments, assessments under any covenants, conditions and restrictions encumbering the Property, foreseen as well as unforeseen, which are levied or assessed upon or with respect to the Property, any improvements, fixtures, equipment and other property of Landlord, real or personal, located on the Property and used in connection with the operation of all or any portion of the Property, as well as any tax, surcharge or assessment which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and assessments. Taxes shall also include any expenses incurred by Landlord in contesting the amount or validity of any real or personal property taxes and assessments. Taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or income tax assessed against Landlord.

  6.7 No Waiver. The failure by Landlord to furnish Tenant with a statement of Operating Costs shall not constitute a waiver by Landlord of its right to require Tenant to pay excess Operating Costs per rentable square foot.

7.   CONDITION, REPAIRS AND ALTERATIONS

  7.1 Condition. The respective obligations of Landlord and Tenant with respect to the condition of the Leased Premises are set forth on Exhibit "H" to this Lease.

  7.2 Alterations and Improvements. Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Leased Premises at Tenant's expense, provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord to the proposed work, including the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements and the materials used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials. Landlord's consent to Tenant's request shall not be unreasonably withheld or delayed. At least ten (10) days prior to the commencement of any construction in the Leased Premises, Tenant shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work. Landlord may require that the work be done by Landlord's own employees, its construction contractors, or under Landlord's direction, but at the expense of Tenant, and Landlord may, as a condition to consenting to such work, require that Tenant provide security adequate in Landlord's judgment so that the improvements or other alterations to the Leased Premises will be completed in a good, workmanlike and lien free manner. Landlord may also require that any work done to the interior of the Leased Premises be subject to the supervision of Landlord or its designee, and Tenant shall pay to Landlord, upon completion of such work, a supervision fee in an amount equal to ten percent (10%) of the cost of such work. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of improvements in a first-class, Class A, institutional grade office building. All such improvements shall be the property of Landlord. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence

                                       7-
         that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability or reputation of Tenant's architect and/or contractor.

7.3 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof in good condition and repair except where the same is required to be done by Landlord. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. All of Tenant's alterations and/or improvements are the property of the Landlord, and Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Leased Premises, including Tenant's alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear excepted. Except as set forth in Article 7.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Lease Term as Tenant deems necessary. Tenant shall pay for any repairs to the Leased Premises, the Building and the Property made necessary by any negligence or carelessness of Tenant, its employees or invitees.

7.4 Landlord's Obligations. Landlord shall (a) make all necessary repairs to the exterior walls, exterior doors, windows and corridors of the Building, (b) keep the Building and the Building Common Areas in a clean, neat and attractive condition, and (c) keep the Building equipment such as elevators, plumbing, heating, air conditioning and similar Building equipment in good repair, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service.

7.5 Removal of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and other movable personal property, and shall promptly repair any damage to the Leased Premises, the Building and/or the Property caused by such removal. All such removal and repair shall be entirely at Tenant's sole cost and expense. At any time within fifteen
         (15) days prior to the scheduled expiration of the Lease Term or immediately upon any termination of this Lease, Landlord may require that Tenant remove from the Leased Premises any alterations, additions, improvements, trade fixtures, equipment, shelving, cabinet units or movable furniture (and other personal property) designated by Landlord to be removed. In such event, Tenant shall, in accordance with the provisions of Article 7.2 above, complete such removal (including the repair of any damage caused thereby) entirely at its own expense and within fifteen (15) days after notice from Landlord. All repairs required of Tenant pursuant to the provisions of this Article 7.5 shall be performed in a manner satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

7.6 No Abatement. Except as provided herein, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease, including without limitation, Tenant's obligation to pay Annual Basic Rent and Additional Rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required by law to be made in and to any portion of the Leased Premises, the Building or the Property. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the Leased Premises.

8. SERVICES

8.1 Climate Control. Landlord shall provide reasonable climate control to the Building Common Areas during the Building Hours as is suitable, in Landlord's judgment, for the comfortable use and occupation of the Building Common Areas.

                                       8-

8.2 Janitorial Services. Landlord shall make janitorial and cleaning services available to the Building Common Areas and the Project Common Areas. Tenant shall be responsible and shall procure janitorial and cleaning services for the Leased Promises.

8.3 Electricity. Electricity shall be separately metered and Tenant shall be solely responsible for the cost of all electric current furnished to the Leased Premises. Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances, machines using current in excess of 120 volts or heavy-duty equipment other than ordinary office equipment to the Building's electric system or make any alterations or additions to the Building's electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors and other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days after receipt of Landlord's bill.

8.4 Water., Landlord shall furnish cold and heated water for drinking and lavatory purposes to the Building Common Areas.

8.5 Heat Generating Equipment. Whenever heat generating machines or equipment used in the Leased Premises affect the temperature otherwise maintained by the climate control system, Landlord shall have the right to install supplementary air-conditioning units in the Leased Premises and the cost thereof, including the cost of installation, operation and maintenance shall be paid by Tenant to Landlord within five (5) days after receipt by Tenant of Landlord's statement.

8.6 Separate Meters. Landlord has installed separate meters for the Leased Premises to register the usage of the utilities serving the Leased Premises. Tenant shall be solely responsible for arranging for and timely paying to the appropriate service provider, before delinquent, all charges (including deposits and set-up charges) associated with such metered services.

8.7      Intentionally Omitted.

8.8 Interruptions in Service. Landlord does not warrant that nay of the foregoing services or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Annual Basic Rent or Additional Rent by reason of any disruption of the services to be provided by Landlord pursuant to this Lease.

9.       LIABILITY AND PROPERTY INSURANCE

9.1 Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury (including wrongful death) and damage to property covering (a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of tenant, or by any of their respective invitees, agents, servants or employees anywhere in the Leased Premises and the Property, (c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 16.1 below, which coverage shall not be less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence and Three Million and No/100 Dollars ($3,000,000.00) combined single limit. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant's use thereof. The liability policy or policies shall contain an endorsement naming Landlord, its partners, members or shareholders (as applicable), Landlord's lender and management agent and any persons, firms or corporations designated by Landlord as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent.

9.2 Property Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with "Special Form Coverage," including coverage for vandalism or malicious mischief, insuring Tenant's alterations and/or improvements made pursuant to
         Article 7.2 above and

                                       9-

         Tenant's stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof.

9.3 Worker's Compensation Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker's compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona.

9.4 Business Interruption Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of business interruption insurance in an amount equal to twelve (12) monthly installments of Annual Basic Rent and Additional Rent payable to Landlord, together with the taxes thereon, insuring Tenant against losses sustained by Tenant as a result of any cessation or interruption of Tenant's business in the Leased Premises for any reason.

9.5 Insurance Requirements. Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord, its members, partners and any persons, firms or corporations designated by Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and rated not less than A VIII in the then most current edition of "Best's Key Rating Guide". Certified copies of all insurance policies evidencing the coverage under each such policy, as well as a certified copy of the required additional insured endorsement(s) shall be delivered to Landlord prior to commencement of the Lease Term. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant or by any subtenant of Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage deed of trust covering the Leased Premises, the Building or the Property, or (d) any change in title or ownership of the Property. All insurance policies required pursuant to this
         Article 9 shall be written as primary policies, not contributing with or in excess of any coverage which Landlord may carry. Tenant shall procure and maintain all policies entirely at its own expense and shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies in conformance with Accord Form No. 27 (March 1993). Tenant shall not do or permit to be done anything inconsistent with its permitted use or the terms of this Lease which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 9 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within five (5) days after receipt by Tenant of a bill from Landlord. All policies of insurance (other than the policy of property insurance described in Article 9.2 shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord. In addition, the policy of property insurance described in
         Article 12 shall name Landlord (and Landlord's Lender, if Landlord shall so require) as a co-loss payee.

9.6 Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Article 9 Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within five (5) days after receipt of a bill therefor.

9.7 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

                                      10-

10.      RECONSTRUCTION

10.1 Insured Damage. In the event the Leased Promises are damaged during the Lease Term by fire or other perils covered by Landlord's insurance, Landlord shall:

         (a) Subject to Force Majeure, within a period of ninety (90) days after receipt by Landlord of insurance proceeds and the adjustment of the loss with the Superior Mortgagee and/or the Superior Lessor, as the case may be, and its insurer, and provided there is not then in existence of an Event of Default, commence repair, reconstruction and restoration of the Leased Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect.

         (b) In the event of a partial or total destruction of either the Leased Premises, the Building, or the Property during the last two (2) years of the Lease Term, Landlord shall have the option to terminate this Lease upon giving written notice to Tenant within sixty (60) days after such destruction. For purposes of this Article 10, "partial destruction" shall be deemed destruction to an extent of at least thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises, the Building, or the Property as of the date of destruction.

         (c) In the event that Superior Mortgagee shall require that insurance proceeds be applied against the principal balance due on the Superior Mortgage (defined below), then Landlord may, at Landlord's option and upon sixty (60) days written notice to Tenant, elect to terminate this Lease.

10.2 Uninsured Damage In the event and upon Landlord's determination that the Leased Premises, the Building or the Property shall have been damaged as a result of any casualty not covered by Landlord's insurance, to any extent whatsoever, Landlord shall within sixty (60) days after such determination notify Tenant that Landlord is unwilling or unable to repair, reconstruct and restore the Leased Premises, Building or Property within one hundred eighty (180) days following the date of the casualty, in which event Landlord or Tenant may terminate this Lease by giving written notice to the other party within ten (10) days after receipt of such notice which shall be effective upon the date of receipt of such notice, and neither Landlord nor Tenant shall have any other or further liability hereunder except for any liability or obligation which expressly survives the termination of this Lease as set forth herein. The failure to give such notice within the ten (10) day period shall be deemed to be the agreement of the parties to have this Lease continue in full force and effect, subject to Landlord's completion of the repairs, reconstruction and restoration within the one hundred eighty (180) day period after the casualty, subject to Force Majeure.

10.3 Reconstruction. In the event of any reconstruction of the Leased Premises, the Building; or the Property pursuant to this Article 10, such reconstruction shall be in conformity with all city, county, state and federal ordinances, rules and regulations then in existence, as the same may be interpreted and enforced. Notwithstanding that all reconstruction work shall be performed by Landlord's contractor unless Landlord shall otherwise agree in writing, Landlord's obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date. Landlord's obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord, subject to reduction pursuant to Article 10.1
         (c) above. Any extra expenses incurred by Landlord in the reconstruction of the Leased Premises, the Building or any other portion of the Property as a result of the violation by Tenant of the terms and conditions set forth in Article 34 below shall be borne by Tenant. Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to
         Article 7.2 and the replacement of Tenant's stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

10.4 Termination. Upon any termination of this Lease under any of the provisions of this Article 10, Landlord and Tenant each shall be released without further obligations to the other coincident with the surrender of possession of the Leased Premises to Landlord, except for items which have previously accrued and remain unpaid. In the event of termination, all proceeds from Tenant's property insurance coverage and covering the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to Article 7.2, but excluding proceeds for trade fixtures, merchandise, signs and other removable personal property, shall be disbursed and paid to Landlord.

                                      11-

   10.5 Abatement. In the event of repair, reconstruction and restoration of the Leased Premises, the Minimum Annual Rental and Additional Rent shall be abated proportionately with the degree to which Tenant's use of the Leased Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Tenant shall continue the operation of Tenant's business at the Leased Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Leased Premises, or the building of which the Leased Premises are a part, Tenant's personal property or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

   10.6 Waiver. Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease, including the provisions of A.R.S. Section 33-343.

11.   WAIVER OF SUBROGATION

            Tenant hereby waives its rights and the subrogation rights of its insurer against Landlord and any other tenants of space in the Building or the Property, as well as their respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Leased Premises and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Leased Premises, which are caused by or result from (a) risks or damages required to be insured against under this Lease, or (b) risks and damages which are insured against by insurance policies maintained by Tenant from time to time. Tenant shall obtain for Landlord from its insurers under each policy required by this Lease a waiver of all rights of subrogation which such insurers of Tenant might otherwise have against Landlord.

12.    LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Annual Basic Rent or Additional Rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord (or such shorter period of time as may be reasonable following oral notice to Tenant's personnel in the Leased Premises), Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) eighteen percent (18%) per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Bank of America, at its Phoenix, Arizona office as its "reference rate" plus four (4) percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the "Default Rate"), shall be payable to Landlord as Additional Rent with the next monthly installment of Annual Basic Rent; provided, however, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

13.    DEFAULT AND REMEDIES

   13.1 Event of Default. The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Tenant:

         (a) Failure to pay any installment of Annual Basic Rent, any Additional Rent or any other sum required to be paid by Tenant under this Lease, and such failure shall continue for five (5) days after written notice to Tenant;

         (b) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Annual Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for thirty (30) days (or such shorter period of time as may be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such thirty (30) day period, then an Event of Default shall not have occurred if Tenant, within such thirty (30) day period, commences curing of such failure and


                                       12-
         diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within thirty (30) days thereafter,

         (c) If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

         (d) The occurrence of an Event of Default under any other agreement between Landlord and Tenant;

         (e) Failure to conduct business operations within the Leased Premises for five (5) consecutive days;

         (f) If Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, equipment and personal property out of the Leased Premises;

         (g) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of thirty (30) days after the levy thereof;

         (h) The filing of any petition by or against Tenant or any Guarantor to declare Tenant or any Guarantor a bankrupt or to delay, reduce or modify Tenant's or any Guarantor's debts or obligations, which petition is not discharged within forty five (45) days after the date of filing;

         (i) The filing of any petition or other action taken to reorganize or modify Tenant's or any Guarantor's capital structure, which petition is not discharged within forty five (45) days after the date of filing;

         (j) If Tenant or any Guarantor shall be declared insolvent according to law;

         (k) A general assignment by Tenant or any Guarantor for the benefit of creditors;

         (1) The appointment of a receiver or trustee for Tenant or any Guarantor or all or any of their respective property, which appointment is not discharged within forty five (45) days after the date of filing;

         (m) The filing by Tenant or any Guarantor of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant or any Guarantor pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within forty five (45) days after the date of filing; or

         (n) The occurrence of an Event of Default under the other provisions of this Lease.

   13.2 Remedies. Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, but subject to the requirements at law to reasonably mitigate a landlord's damages, Landlord may exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) Terminate this Lease and re-enter and take possession of the Leased Premises, in which event, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within five (5) days after receipt of Landlord's statement; or (b) Without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) Without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process, and any demand for Annual Basic Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) Without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such


                                       13-
         reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Annual Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within five (5) days after receipt of Landlord's statement; or
         (e) Landlord may declare immediately due and payable all the remaining installments of Annual Basic Rent and Additional Rent, and such amount, less the fair rental value of the Leased Premises for the remainder of the Lease Term shall be paid by Tenant within five (5) days after receipt of Landlord's statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Annual Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of Annual Basic Rent or Additional Rent, or the failure to re-enter by Landlord shall not be deemed to be a waiver of Landlord's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Annual Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys' fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord's rights, remedies or recourses arising as a result of an Event of Default.

   13.3 Additional Remedies. All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Leased Premises and apply the proceeds thereof to all due and unpaid Annual Basic Rent, Additional Rent and other amounts owing under the Lease. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Upon the occurrence of an Event of Default, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

   13.4 Interest on Past Due Amounts. In addition to the late charge described in Article 14 below, if any installment of Annual Basic Rent or Additional Rent is not paid promptly when due, it shall bear interest at the Default Rate; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease; and provided, further, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

   13.5 Landlord Default. In the event Landlord should neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence the curing of such default within such thirty (30) day period and proceed diligently thereafter), then Landlord shall be responsible to Tenant for any actual damages sustained by Tenant as a result of Landlord's breach, but not special or consequential damages. Should Tenant give written notice to Landlord to correct any default, Tenant shall give similar notice to the holder of any mortgages or deeds of trust against the Building or the lessor of any ground lease, and prior to any cancellation of this Lease, the holder of such mortgage or deed of trust and/or the lessor under such ground lease shall be given a reasonable period of time to correct or remedy such default. If and when such holder of such mortgage or deed of trust and/or the lessor under any such ground lease has made performance on behalf of Landlord, the default of Landlord shall be deemed cured.

14.    LATE PAYMENTS

            Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Annual Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Annual Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord within five (5) business days after the date when due, Tenant


                                       14-
shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or Two Hundred and No/100 Dollars ($200.00), whichever is greater. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Neither assessment nor acceptance of a late charge by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. Nothing contained in this Article 14 shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of Annual Basic Rent, Additional Rent or any other sum due hereunder.

15.    ABANDONMENT AND SURRENDER

   15.1 Abandonment. Tenant shall not vacate or abandon the Leased Premises at any time during the Lease Term. No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord. Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

   15.2 Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including any Tenant Improvements and Tenant's improvements and/or alterations installed pursuant to Article 7.2, in a janitorial clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. Landlord may, however, if it so elects, remove all or any part of such personal property from the Leased Premises and the costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Property caused by such removal shall be paid by Tenant within five (5) days after receipt of Landlord's statement. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article 15.2 shall survive the expiration or earlier termination of this Lease. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises. In the event of Tenant's failure to give such notice or to participate in such joint inspection, Landlord's inspection at or after Tenant's vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's liability for repairs and restoration hereunder.

16.    INDEMNIFICATION AND EXCULPATION

   16.1 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), however caused, arising in whole or in part from Tenant's use of all or any part of the Leased Premises, the Building and/or the Property or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant in the Leased Premises, the Building and/or the Property, and shall further indemnify, protect, defend and hold Landlord harmless from and against, and shall be responsible for, all Claims arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising in whole or in part from any act, neglect, fault or omission by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant anywhere in the Leased Premises, the Building and/or the Property. In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Landlord shall so request, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Article
         16.1 shall survive the expiration or earlier termination of this Lease.


                                       15-

   16.2 Exculpation. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property, injury and death to persons and all claims of any other nature resulting from Tenant's use of all or any part of the Leased Premises, the Building and/or the Property, and Tenant hereby waives all claims in respect thereof against Landlord. Neither Landlord nor its agents or employees shall be liable for any damaged property of Tenant entrusted to any employee or agent of Landlord or for loss of or damage to any property of Tenant by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, sewage, odor, noise, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof of any structure on the Property, or from any streets or subsurfaces on or adjacent to the Building or the Property, or from any other place or resulting from dampness or any other causes whatsoever, unless caused solely by the gross negligence or willful misconduct of Landlord. Neither Landlord nor its employees or agents shall be liable for any defects in the Leased Premises, the Building and/or the Property, nor shall Landlord be liable for the negligence or misconduct, including, but not limited to, criminal acts, by maintenance or other personnel or contractors serving the Leased Premises, the Building and/or the Property, other tenants or third parties, unless Landlord is grossly negligent or guilty of willful misconduct. All property of Tenant kept or stored on the Property shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any Claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord and through no fault of Tenant. None of the events or conditions set forth in this Article 16 shall be deemed a constructive or actual eviction or result in a termination of this Lease, nor shall Tenant be entitled to any abatement or reduction of Annual Basic Rent or Additional Rent by reason thereof. Tenant shall give prompt notice to Landlord with respect to any defects, fires or accidents which Tenant observes in the Leased Premises, the Building and/or the Property.

17.    ENTRY BY LANDLORD

         Landlord reserves and shall have the right at any and all times during Tenant's usual business hours or at any other times upon twenty-four
         (24) hours' notice (except in case of emergency for which Landlord may enter at any time without notice) to enter the Leased Premises, to inspect the same, to supply janitorial service (unless otherwise provided by Tenant) and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Annual Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon or about the Leased Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in any emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article 17 shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

18.    SUBSTITUTE PREMISES

   18.1 Relocation of Leased Premises. Landlord may, before or after the Commencement Date, elect by notice to Tenant, to substitute for the Leased Premises other office space in the Building (the "Substitute Premises") designated by Landlord, provided that the Substitute Premises shall contain at least the same useable area as the Leased Premises and have a configuration substantially similar to the Leased Premises. Landlord's notice shall be accompanied by a plan of the Substitute Premises. Tenant shall vacate and surrender the Leased Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than fifteen ( 15) days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Article 18.2


                                       16-
         below. Tenant shall pay the same Annual Basic Rent and Additional Rent with respect to the Substitute Premises as was payable with respect to the Leased Premises. This Lease shall remain in full force and effect and the Substitute Premises shall thereafter be deemed to be the Leased Premises. Tenant acknowledges that Landlord reserves the right to determine the nature and location of the businesses in the Building. Tenant further acknowledges that a material consideration to Landlord entering into this Lease is Tenant's agreement to the terms of this Article 18. The failure by Tenant to comply with the terms of this
         Article 18 will result in Landlord suffering irreparable harm and therefore, in addition to the other rights and remedies available to Landlord under this Lease, Landlord may seek to specifically enforce Tenant's breach of this Article 18.

   18.2 Compensation to Tenant. In the event Landlord shall elect to relocate Tenant to Substitute Premises, Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor any abatement or reduction of Annual Basic Rent or Additional Rent, but Landlord shall, at Landlord's expense perform the following:

         (a) Furnish and install in the Substitute Premises fixtures, equipment, improvements, appurtenances and leasehold improvements at least equal in kind and quality to those contained or to be contained in the Leased Premises at the time such notices of substitution is given by Landlord;

         (b) Provide personnel to perform, under Tenant's direction, the moving of Tenant's personal property and trade fixtures from the Leased Premises to the Substitute Premises;

         (c) Promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred in connection with the relocation of any telephone or other communications equipment from the Leased Premises to the Substitute Premises; and

         (d) Promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's move from Leased Premises to the Substitute Premises, provided such costs are approved by Landlord in advance which approval shall not be unreasonably withheld.

            Tenant shall cooperate with Landlord so as to facilitate the performance by Landlord of its obligations under this Article 18.2 and the prompt surrender by Tenant of the Leased Premises. Without limiting the generality of the preceding sentence, Tenant shall provide Landlord promptly any approvals or instructions and any plans or specifications or any other information reasonably requested by Landlord, and Tenant shall perform promptly in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant's occupancy.

19.    ASSIGNMENT AND SUBLETTING

   19.1 Consent of Landlord Required. Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Tenant's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant. Should Landlord consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this
         Article 19, and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting hereunder, if any.

   19.2 Deemed Transfers. For the purposes of this Article 19, an assignment shall be deemed to include the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof of such partner's interest in Tenant, or the dissolution of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person unto the other or others; (c) if Tenant (or a constituent partner of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of twenty percent (20%) or


                                      17-
         more of its capital stock from the ownership existing on the date set forth in Article 1.1 above, provided that a change in domiciliary alone shall not constitute an assignment hereunder; (d) if Tenant is an unincorporated association, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of any interest in such unincorporated association; or (e) if Tenant is a limited liability company, a withdrawal or change of any of the members thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any member of such member's interest in Tenant, or the dissolution of the limited liability company; or (f) the sale of twenty percent (20%) or more in value of the assets of Tenant.

   19.3 Delivery of information. If Tenant wishes at any time to assign this Lease or sublet the Leased Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee. Tenant's failure to comply with the provisions of this Article 19.3 shall entitle Landlord to withhold its consent to the proposed assignment or subletting.

   19.4 Recapture. If Tenant proposes to assign its interest in this Lease or sublet all or any part of the Leased Premises, Landlord may, at its option, upon written notice to Tenant within thirty (30) days after Landlord's receipt of the information specified in Article 19.3 above, elect to recapture all or any portion of the Leased Premises, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate as to the portion of the Leased Premises recaptured. If all or a portion of the Leased Premises is recaptured by Landlord pursuant to this Article 19.4, Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Annual Basic Rent, Additional Rent and other charges payable hereunder to such date. If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment or sublease with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 19, and provided further, that (a) such assignment or sublease is executed within ninety (90) days after Landlord has given its consent, (b) Tenant pays all amounts then owed to Landlord under this Lease, (c) there is not in existence an Event of Default as of the effective date of the assignment or sublease, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment or sublease providing for an express assumption by the assignee or subtenant of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord.

   19.5 Adjustment to Rental. In the event Tenant assigns it interest in this Lease or sublets the Leased Premises, the Annual Basic Rent set forth in Article 1.12 above, as adjusted, shall be increased effective as of the date of such assignment or subletting to the rent and other consideration payable by any such assignee or sublessee pursuant to such assignment or sublease if such assignee or sublessee is paying rent in excess of the Annual Basic Rent as adjusted. Notwithstanding the foregoing, in no event shall the Annual Basic Rent after any such assignment or subletting be less than the Annual Basic Rent specified in Article 1.12 above, as adjusted.

   19.6 No Release from Liability. Landlord may collect Annual Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Annual Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this
         Article 19, or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any assignment, sublease or other transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

   19.7 Landlord's Expenses. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall pay or cause to be paid to Landlord, a transfer fee in an amount not more than Five Hundred and No/100 Dollars ($500.00) to reimburse Landlord for administrative expenses and for legal, accounting and other out of pocket expenses incurred by Landlord.


                                       18-

   19.8 Assumption Agreement. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder,
         (b) Tenant acknowledges that it remains primarily liable for tile payment of Annual Basic Rent, Additional Rent and other obligations under this Lease, (c) Tenant subordinates to Landlord's statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 20, and otherwise in strict accordance with this Lease.

20.    USE OF LEASED PREMISES AND RUBBISH REMOVAL

   20.1 The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1.9 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building or the Property, or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building or the Property, or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Property or injure or annoy them. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Property. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Property. Tenant shall not use the Leased Premises, the Building and/or the Property or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Property, excluding structural changes not relating to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

   20.2 Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, subject, however, to Landlord's obligation as set forth in Article 8.2 above. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant shall keep all accumulated rubbish in covered containers. In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Default Rate, as Additional Rent. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense using a


                                       19-
         contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article 20.2, and, at Tenant's sole cost and expense, Tenant shall indemnify, defend and hold Landlord and Landlord's agents and employees harmless (including legal fees and expenses) from and against, and shall be responsible for, all actions, claims, liabilities and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

21.    SUBORDINATION AND ATTORNMENT

   21.1 Subordination. This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record,
         (b) all ground leases, overriding leases and underlying leases (collectively referred to as the "leases") of the Building or the Property now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter encumber or affect the Building or the Property, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases. The provisions of this Article 21.1 shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination provided that Landlord shall diligently attempt to obtain from such party an agreement not to disturb Tenant's occupancy so long as Tenant is not in default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party. Any lease to which this Lease is subject and subordinate is called a "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is called a "Superior Lessor". Any mortgage to which this Lease is subject and subordinate is called a "Superior Mortgage " and the holder of a Superior Mortgage is called a "Superior Mortgagee". If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within ten (10) days after request therefor shall be deemed an Event of Default under this Lease. Tenant waives any right to terminate this Lease because of any foreclosure proceedings. Tenant hereby irrevocably constitutes and appoints Landlord (and any successor Landlord) as Tenant's attorney-in-fact, with full power of substitution coupled with an interest, to execute and deliver to any Superior Lessor or Superior Mortgagee any documents required to be executed by Tenant for and on behalf of Tenant if Tenant shall have failed to do so within ten (10) days after request therefore.

   21.2 Attornment. if any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

22.    ESTOPPEL CERTIFICATE

         Tenant shall, upon requested by Landlord, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Annual Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit, (e) the Commencement Date and the scheduled expiration date of the Lease Term, (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises and (g) the amount of Annual Basic Rent, Additional Rent and other charges currently payable under this Lease. In addition, such statement shall provide such other information and facts Landlord may reasonably require. Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Property, as well as by any other assignee of Landlord's interest in this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance hereunder;
         (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month's installment or Annual Basic Rent or Additional Rent has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein, (vi) that Tenant has no rights to


                                       20-
         extend or renew this Lease or to expand the Leased Premises, (vii) that the Annual Basic Rent, Additional Rent and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct.

23.    SIGNS

         Landlord shall retain absolute control over the exterior appearance of the Building and the exterior appearance of the Leased Premises as viewed from the public halls. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the public halls or the exterior of the Building. In no event may Tenant utilize trucks, automobiles or other vehicles on the Property for signage purposes. Notwithstanding the foregoing, Landlord shall install, at Tenant's sole cost and expense, letters or numerals at or near the entryway to the Leased Premises provided Tenant obtains Landlord's prior written consent as to size, color, design and location. All such letters or numerals shall be in accordance With the criteria established by Landlord for the Building.

24.    PARKING

   24.1 Parking Facility. Landlord shall provide, operate and maintain parking accommodations (the "Parking Accommodations"), together with necessary access, having a capacity adequate in Landlord's opinion to accommodate the requirements of the Building and the Property. No storage of vehicles or parking for more than twenty-four (24) hours shall be allowed without Landlord's prior written consent. Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the Parking Accommodations from any cause whatsoever. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Accommodations, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Accommodations, including without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the Parking Accommodations by tenants of the Building and/or the general public, as a part of the Rules and Regulations of the Building referenced in Article 31 hereof.

   24.2 Parking Passes, Tenant is hereby allocated the number of reserved covered and unreserved parking passes designated in Article 1.15 hereof, entitling holders to park in either reserved covered or unreserved parking spaces, as the case may be, located in the Parking Accommodations as designated by Landlord from time to time for use by Tenant, its employees and licensees, and for which Tenant shall pay the monthly charges set forth in Article 1.16 hereof Landlord and Tenant shall execute, prior to the Commencement Date a Reserved Covered Parking License in the form attached hereto as Exhibit "E". The unreserved parking spaces shall be available to Tenant, its employees and licensees on a "first come, first serve" basis. Landlord reserves the right to increase the parking charges set forth in Article 1.16, in such reasonable amounts as Landlord deems necessary based upon increased costs of operating and maintaining the Parking Accommodations. Holders of parking passes shall not be entitled to park in visitor parking spaces so designated by Landlord, or in any other parking spaces other than those designated by Landlord for use by holders of parking passes.

25.    LIENS

         Tenant shall keep the Leased Premises free and clear of all mechanic's and materialmen's liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics', materialmen's or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Property or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such thirty (30) day period, furnish to Landlord, a bond pursuant to A.R.S. Section 33-1004 (or any successor statute) and satisfactory to Landlord and all Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof.


                                       21-

26.      HOLDING OVER

         It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay one hundred fifty percent (150%) the greater of (a) Annual Basic Rent then in effect, or (b) the then prevailing monthly rental rate within the Building, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys' fees incurred by Landlord on account of Tenant's holding over.

27.      ATTORNEYS' FEES

         Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys' fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or if requested by Tenant, costs associated with the interpretation of the terms or provisions of this Lease. Such amount shall be payable within five (5) days after receipt by Tenant of Landlord's statement. In addition, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of their respective rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in such action and any appeal therefrom, including reasonable attorneys' fees to be fixed by the court. Further, should Landlord be made a party to any litigation between Tenant and any third party, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation.

28.      RESERVED RIGHTS OF LANDLORD

         Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

         (a) To name the Building and the Property and to change the name or street address of the Building or the Property;

         (b) To install and maintain all signs on the exterior and interior of the Building and the Property;

         (c) To designate all sources furnishing sign painting and lettering;

         (d) During the last ninety (90) days of the Lease Term, if Tenant has vacated the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy, without affecting Tenant's obligation to pay Annual Basic Rent;

         (e) To have pass keys to the Leased Premises and all doors therein, excluding Tenant's vaults and safes;

         (f) On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building or the Property and to others having interest therein at any time during the Lease Tenn, and to prospective Tenants during the last six (6) months of the Lease Term;

         (g) To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant's business in the Leased Premises;

                                       22-

         (h) To relocate various facilities within the Building and on the Property if Landlord shall determine such relocation to be in the best interest of the development of the Building and the Property, provided, that such relocation shall not materially restrict access to the Leased Premises;

         (i) To change the nature, extent, arrangement, use and location of the Building Common Areas;

         (j)To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Property; and

         (k) To install vending machines of all kinds in the Leased Premises and the Building, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Leased Premises unless Tenant so requests.

         Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the property or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

29.       EMINENT DOMAIN

29.1 Taking. If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Annual Basic Rent and Additional Rent shall be pro rated to such date. If (a) any part of the Building or Property is so taken, or if the whole of the Building is taken, but not permanently, then Landlord or Tenant may terminate this Lease by notice to the other within ninety
         (90) days after entry of an order for immediate possession, and (b) if twenty percent (20%) or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the date of entry of an order of an immediate possession. This Lease shall terminate on the date such possession is so taken, by which date Tenant shall vacate and surrender the Leased Premises to Landlord. The Annual Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Annual Basic Rent and Additional Rent shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

29.2 Award: In the event of a taking of all or any part of the Building or the Property, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord except that Tenant shall have the right to file any separate claim available to Tenant for a temporary taking of the leasehold; provided such award is separately payable to Tenant and does not diminish the award available to Landlord. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant's personal property and trade fixtures.

30.      NOTICES

         Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by any public or private express delivery service or deposited with the United States Postal Service or a successor agency, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

                                       23-

31.   RULES AND REGULATIONS

       Tenant shall abide by all rules and regulations (the "Rules and Regulations") of the Building and the Property imposed by Landlord, as attached hereto as Exhibit "I" or as may hereafter be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building and the Property by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon ten (10) days notice to Tenant. Breach of the Rules and Regulations, by Tenant shall constitute an Event of Default if such breach is not fully cured within ten (10) days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Property of any Rules or Regulations.

32.   ACCORD AND SATISFACTION

       No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Annual Base Rent and Additional Rent (jointly called "Rent" in this Article 32), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit judgement.

33.   BANKRUPTCY OF TENANT

33.1 Chapter 7. If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code (which action is not dismissed within sixty (60) days) and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 33.2 and 33.4 below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty
       (60) days after appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

33.2 Chapters 11 and 13. If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:


       (a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 33.2 that;

              (1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and


              (2) The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption.


       (b) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this Article 33.2, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the

                                       24-
default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession. For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

       (c) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

              (1) The trustee or debtor-in-possession will also deposit with Landlord as security for the timely payment of Annual Basic Rent and Additional Rent, an amount equal to three months Annual Basic Rent and Additional Rent accruing under this Lease.

              (2) If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Annual Basic Rent is payable, one-twelfth of Tenant's estimated annual obligations under the Lease for the Additional Rent.

              (3) From and after the date of the assumption of this Lease, the trustee or the debtor-in-possession will pay the Annual Basic Rent and Additional Rent as provided in Article 5 above.

              (4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

       (d) Landlord has determined that the assumption of the Lease will not:

              (1) Breach any provisions in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

              (2) Disrupt, in Landlord's judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of Tenants in the Building that, in Landlord's judgment, would be most beneficial to all of the tenants of the Building and would enhance the image, reputation, and profitability of the Building.

       (e) For purposes of this Article 33.2 "adequate assurance" means that:

              (1) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant's obligations under this Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and

              (2) An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

33.3 Landlord's Right to Terminate. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Article 33.2 above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant's rights under it, by giving written notice of Landlord's election to terminate.

33.4 Adequate Assurance. For the purposes of this Article 33 "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions as been satisfied:

                                       25-

       (1) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenants obligations under this Lease;

       (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

       (3) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

       (4) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Leased Premises, the charges will not be less than the Annual Basic Rent and Additional Rent.


33.5 Consent of Landlord. Neither Tenant's interest in the Lease nor any estate of Tenant created in the tease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord's acceptance of Annual Basic Rent or Additional Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

34.   HAZARDOUS MATERIAL

34.1 "Hazardous Materials Laws" "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules decrees orders regulations or court decisions (including the so-called "common-laws") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Section 9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

34.2 Hazardous Materials. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (I) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials;
       (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

34.3 Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Property, unless: (i) (except for any such materials in normal and customary amounts used in connection with general office uses (e.g., glue, correction fluid, copy machine toner.) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article 34. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Property, and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 34.

34.4 Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and

                                       26-
       effect all permits, licenses and other governmental approvals required for Tenants operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Property, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.

34.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

34.6 Notice: Reporting. Tenant shall notify Landlord, in writing, as soon as reasonably possible, but in no event later than two (2) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant's receipt of notice or knowledge of any claims made or threatened by any third party against Tenant or the Leased Premises, the Building or the Property, relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

34.7 Termination: Expiration. Upon the termination or expiration of this Lease, Tenant shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall, clean up, detoxify, repair and otherwise restore the Leased Premises to a condition free of Hazardous Materials.

34.8 Indemnity. Tenant shall protect, indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Article 34 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Leased Premises, the Building or the Property during the Lease Term or Tenant's occupancy of the Leased Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 34. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 16 of this Lease. Tenant's obligations pursuant to this Article 34 shall survive the termination or expiration of this Lease.

34.9 Assignment: Subletting. If Landlord's consent is required for an assignment of this Lease or a subletting of the Leased Premises, Landlord shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Article 34.

34.10 Entry and Inspection: Cure. Landlord and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Leased Premises at all reasonable times during Tenant's regular business hours to inspect the Leased Premises and Tenant's compliance with the terms and conditions of this Article 34, or to conduct investigations and tests. No prior notice to Tenant and no particular hours of entry shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article 34 have occurred, or if Tenant consents at the time of entry. In

                                       27-
all other cases, Landlord shall give at least twenty-four (24) hours prior notice to Tenant. Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Article 34 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Tenant shall pay, upon demand, as Additional Rent, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Default Rate from the date of demand until the date received by Landlord.

34.11 Event of Default, The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Tenant under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Leased Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed and Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to pursue the other remedies set forth in this Lease.

35.   MISCELLANEOUS

35.1 Entire Agreement, Amendments. This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

35.2 Time of the Essence. Time is of the essence of each and every term, covenant and condition of this Lease.

35.3 Binding Effect. The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

35.4 Recordation. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

35.5 Governing Law. This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona.

35.6 Defined terms and Paragraph Headings. The words "Landlord" and "Tenant" as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

35.7 Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as follows:

       (a) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of Delaware and is qualified to transact business in Arizona. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

       (b) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

                                      28-

       (c) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

       (d) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

       (e) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease; and

       (f) All financial statements, tax returns and other financial information delivered by Tenant to Landlord prior to the execution of this Lease is true, correct and complete in all material respects and all financial statements, tax returns or other financial information to be delivered by Tenant to Landlord subsequent to the execution of this Lease shall be true, correct and complete in all material respects.

35.8 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

35.9 Severability. If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

35.10 Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

35.11 Fair Meaning. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto.

35.12 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

35.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials for reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Landlord shall excuse the Landlord's performance hereunder for the period of any such prevention, delay, or stoppage.

35.14 Government Energy or Utility Controls. In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

35.15 Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation

                                       29-
       or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Annual Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

35.16 Transfer of Landlord's Interest. The term "Landlord" as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question.
       Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

35.17 Limitation on Landlord's Liability. If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by the Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord's interest in the Building and the Property or any insurance proceeds or proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment.

35.18 Brokerage Fees. Tenant warrants and represents that it has not dealt with any Realtor, broker or agent in connection with this Lease except the Broker identified in Article 1.18 above. Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any other Realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

35.19  Intentionally Omitted.

35.20 Continuing Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Annual Basic Rent, Additional Rent and all obligations concerning the condition of the Premises.

35.21 Financial Statements. If Landlord shall so request, Tenant shall, within thirty (30) days after receipt of such request, deliver to Landlord its most current annual financial statements including a balance sheet, a statement of income and expenses, and a statement of cash flows, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied. Year-end statements shall be reviewed by an independent certified public accountant and interim statements shall be certified by Tenant, if Tenant is an individual, by the chief financial officer of Tenant, if Tenant is a corporation, by the manager or a member of Tenant if Tenant is a limited liability company or by a general partner of Tenant, if Tenant is a partnership. Tenant shall supply Landlord with audited financial statements if Tenant prepares audited financial statements in tile ordinary course of its business.

                                       30-

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:                                   TENANT:

SUN LIFE ASSURANCE COMPANY OF               ELECTRONIC ACCESSORY SPECIALISTS
CANADA, a Canadian corporation              INTERNATIONAL, INC., a Delaware
                                            corporation dba Mobility Electronics
By:  /s/ George M. Collins
    ----------------------                  By: /s/ J. LaMont Hall
                                               ----------------------
Name:   George M. Collins                       J. LaMont Hall
    ----------------------                      Controller
Its: for PRESIDENT
    ----------------------

By:   /s/ John G. Muluihil
    ----------------------
Name John G. Muluihil
    ----------------------
Its: for SECRETARY
    ----------------------

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and tile secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                       31-

                                    RIDER "1"

                      RIDER 1 TO LEASE DATED JUNE 22,1998,
                                 BY AND BETWEEN

                      SUN LIFE ASSURANCE COMPANY OF CANADA,
                            -A CANADIAN CORPORATION,
                                       AND

                        ELECTRONIC ACCESSORY SPECIALISTS
                  INTERNATIONAL, INC., A DELAWARE CORPORATION,
                             dba MOBILITY INSURANCE

       Supplementing Article 4 hereof, in addition to the Security Deposit set forth in Article 1.13 above, upon the execution of this Lease, Tenant shall deposit with Landlord an additional sum as additional Security Deposit (the "Additional Security Deposit") and together with the amounts set forth in
Article 1.13, the ("Security Deposit") in the amount of Seventy-Five Thousand Dollars ($75,000.00) payable in cash or in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit") in favor of Landlord, having an expiration date not less than two (2) years after the date that the Letter of Credit is effective and in form and drawn upon a federally insured bank in Phoenix, Arizona (the "Bank") satisfactory to Landlord, in Landlord's sole discretion and approved in advance, in writing, by Landlord. The terms of
Article 4 shall govern the times and amounts under which Landlord may draw upon the Additional Security Deposit.

       The Letter of Credit shall provide, among other things, that Landlord may draw thereon up to the full amount thereof solely and simply by presenting the Letter of Credit to the Bank with a sight draft signed on behalf of Landlord and stating that Tenant has caused an Event of Default under this Lease. The Letter of Credit shall be honored by the issuing bank without inquiry as to the accuracy thereof, and regardless of whether Tenant disputes Landlord's presentment of the draft. If Tenant shall default under any term or condition of this Lease, then Landlord may draw upon the proceeds of the Letter of Credit. Such proceeds shall constitute all or part of the Security Deposit and Landlord may use such proceeds as provided in Article 4 hereof and the other terms of such Article 4 shall apply, including, without limitation, restoration of the Security Deposit.

       Should no Event of Default have occurred and be continuing under this Lease, and provided the shares of Tenant's stock are traded publicly, Tenant has a minimum net worth of Fifteen Million U.S. Dollars ($15,000,000.00) in Shareholder's equity and no greater than Twenty-Five Percent (25%) debt to equity ratio, the Additional Security Deposit shall be released and repaid (in the case of the deposit of cash) or returned (in the case of the Letter of Credit) to Tenant. If the foregoing criteria has not been met by the first day of the twenty-fifth (25th) month of the Lease Term, and no Event of Default has occurred and is continuing, Thirty-Seven Thousand Five Hundred U.S. Dollars ($37,500) of the Additional Security Deposit shall be released to Tenant (in the case of the deposit of cash) or the Letter of Credit shall be reduced to Thirty-Seven Thousand Five Hundred U.S. Dollars ($37,500), all other terms remaining the same and the remaining amount of the Additional Security Deposit or the Letter of Credit, as applicable, shall be returned to tenant provided no Event of Default has occurred and is continuing, the Security Deposit set forth in Article 1. 13 shall remain deposited with Landlord and shall be released as set forth in Article 4.

                                      32-

EXHIBIT "A"
"SITE PLAN"

PARCEL NO, - 1:

A portion of the North half of the Southeast quarter of Section 2, Township 3 North, Range 4 East of the Gila and Salt River, Base and Meridian, Maricopa County, Arizona, as shown on the Map of Dedication for SCOTTSDALE RESEARCH PARK, recorded in Book 259 of Maps, Page 38, Maricopa County Records, more particularly described as follows:

COMMENCING at the center of said Section 2;

thence South 89 degrees 39 minutes 41 seconds East along the North line of said Southeast quarter 1077.16 feet to the centerline intersection of Paradise Lane and 78th Street as shown on said Map of Dedication, thence South 00 degrees 20 minutes 19 seconds West along said centerline of 78th Street 365.70 feet;

thence South 89 degrees 39 minutes 41 seconds East departing said centerline
30.00 feet to the TRUE POINT OF BEGINNING, said point also being the Easterly right of way line of said 78th Street;

thence South 89 degrees 39 minutes 41 seconds East 546.86 feet;

thence South 00 degrees 20 minutes 19 seconds West 281.74 feet to the beginning of a curve concave Easterly and having a radius of 200.00 feet;

thence Southeasterly along the arc of said curve through a central angle of 40 degrees 44 minutes 47 seconds a distance of 142.23 feet to a point of tangency;

thence South 40 degrees 24 minutes 28 seconds East 45.00 feet to a point on the Northerly right of way line of Greenway Arterial as shown on said Map of Dedication;

thence South 49 degrees 35 minutes 32 seconds West along said Northerly right of way line 685.63 feet to the beginning of a curve concave Northwesterly and having a radius of 20.00 feet;

thence Northwesterly along said Northerly right of way line and the arc of said curve through a central angle of 93 degrees 16 minutes 32 seconds a distance of
32.56 feet to the beginning of a compound curve the radius of which bears North 52 degrees 52 minutes 04 seconds East 370.00 feet, said point also lying on said Easterly right of way line 78th Street;

thence Northwesterly along said Easterly right of way line and the arc of said curve through a central angle of 37 degrees 28 minutes 15 seconds a distance of
241.98 feet to a point of tangency;

thence North 00 degrees 20 minutes 19 seconds East along said Easterly right of way line 665.82 feet to the TRUE POINT OF BEGINNING.

and

                                  EXHIBIT "B"
                              "LEGAL DESCRIPTION"

PARCEL NO. 2

A non-exclusive perpetual easement for ingress and egress, drainage and public utilities as created by instrument recorded May 21, 1996 in 96-352271, Official Records over a portion of the North half of the Southeast quarter of Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, as shown on the Map of Dedication for SCOTTSDALE RESEARCH PARK, recorded in Book 259 of Maps, Page 38, Maricopa County Records more particularly described as follows:

COMMENCING at the center of said Section 2;

thence South 89 degrees 39 minutes 41 seconds East along the North line of said Southeast quarter 1077.16 feet to the centerline intersection of Paradise Lane and 78th Street as shown on said Map of Dedication;

thence South 00 degrees 20 minutes 19 seconds West along said centerline of 78th Street 365.70 feet;

thence South 89 degrees 39 minutes 41 seconds East leaving said centerline
576.116 feet to the TRUE POINT OF BEGINNING

thence South 89 degrees 39 minutes 41 seconds East 15.00 feet;

thence South 00 degrees 20 minutes 19 seconds West 281.74 feet to the beginning of a curve concave Northeasternly and having a radius of 185.00 feet;

thence Southeasterly along the arc of said Curve through a central angle of 40 degrees 44 minutes 17 seconds a distance of 131.56 feet to a point of tangency;

thence South 40 degrees 24 minutes 28 seconds East 45.00 feet to a point on the Northerly right of way line of Greenway Arterial as shown on said Map of Dedication;

thence South 49 degrees 35 minutes 32 seconds West along said Northerly right of way line 15.00 feet;

thence North 40 degrees 24 minutes 28 seconds West leaving said Northerly right-of-way 45.00 feet to the beginning of a curve concave Northeasterly and having a radius of 200.00 feet;

thence Northwesterly, along the arc of said curve through a central angle of 40 degrees 44 minutes 47 seconds, a distance or 142.23 feet to a point of tangency;

thence North 00 degrees 20 minutes 19 seconds East 281.74 feet to the TRUE POINT OF BEGINNING.

and

                                  EXHIBIT "B"
                              "LEGAL DESCRIPTION"
                                  PAGE 2 OF 4

PARCEL NO. 1:

A portion of the North half of the Southeast quarter of Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the center of said Section 2:

thence South 89 degrees 39 minutes 41 seconds East along the North line of said Southeast quarter 1654.02 feet;

thence South 00 degrees 20 minutes 19 seconds West departing said North line
30.00 feet to the TRUE POINT OF BEGINNING, said point lying on the South right of way line Paradise Lane, as shown on Map of Dedication for SCOTTSDALE RESEARCH PARK, as recorded in Book 259 of Maps, Page 38, records of Maricopa County, Arizona;

thence South 89 degrees 39 minutes 41 seconds East along said South line 494.67 feet;

thence South 82 degrees 49 minutes 07 seconds East along said South line 100.72 feet to the beginning of a non-tangent curve the radius of which bears South 00 degrees 20 minutes 17 seconds West 357.99 feet;

thence Southeasterly along said South line and the arc of said curve through a central angle of 26 degrees 53 minutes 19 seconds, a distance of 168.00 feet to the beginning of a compound curve concave Southwesterly and having a radius of
20.00 feet;

thence Southwesterly along said South line and the arc of said curve through a central angle of 95 degrees 25 minutes 52 seconds, a distance of 33.31 feet to the beginning of a compound curve concave northwesterly and having a radius of 1945.00 feet, said point also lying on the Northerly right of way line of Greenway Arterial as shown on said Map of Dedication;

thence Southwesterly along said Northerly line and the arc of said curve through a central angle of 16 degrees 56 minutes 04 seconds, a distance of
574.87 feet to a point of tangency;

thence South 49 degrees 35 minutes 32 seconds West along said Northerly line
412.38 feet;

thence departing said Northerly line North 40 degrees 24 minutes 28 seconds West
45.00 feet to the beginning of a curve concave Northeasterly and having a radius of 200.00 feet;

thence Northwesterly along the arc of said curve through a central angle of 40 degrees 44 minutes 47 seconds, a distance of 142.23 feet to the point of tangency;

thence North 00 degrees 20 minutes 19 seconds East 617.45 feet the TRUE POINT OF BEGINNING.

and

                                  EXHIBIT "B"
                              "LEGAL DESCRIPTION"
                                   PAGE 3 OF 4

PARCEL No. 2:

A non-exclusive perpetual easement for ingress and egress drainage and public utilities as created by instrument recorded May 21, 1996 in 96-0352271, of Official Records and amended in 96-0650699, of Official Records, over a portion of the North half of the Southeast quarter of Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, as shown on the Map of Dedication for Scottsdale Research Park recorded in Book 259 of Maps, Page 38, Maricopa County Records, more particularly described as follows:

COMMENCING at the center of said Section 2;

thence South 89 degrees 39 minutes 41 seconds East along the North line of said Southeast quarter 1077.16 feet to the centerline intersection of Paradise Lane and 78th Street as shown on said Map of Dedication;

thence South 00 degrees 20 minutes 19 seconds West along said centerline of 78th Street 365.70 feet;

thence South 89 degrees 39 minutes 41 seconds East leaving said centerline
576.86 feet to the TRUE POINT OF BEGINNING;

thence South 00 degrees 20 minutes 19 seconds West 281.74 feet to the beginning of a curve concave Northeasterly and having a radius or 200.00 feet;

thence Southeasterly along the arc of said curve through a central angle of 40 degrees 44 minutes 47 seconds a distance of 142.23 feet to a point of tangency;

thence South 40 degrees 24 minutes 28 seconds East 45.00 feet to a point lying on the Northerly Right-of-Way line of Greenway Arterial as shown on said Map of Dedication;

thence South 49 degrees 35 minutes 32 seconds West along said Northerly Right-of-Way line 15.00 feet;

thence North 40 degrees 24 minutes 28 seconds West leaving said Northerly Right-of-Way 45.00 feet to the beginning of a curve concave Northeasterly and having a radius of 215.00 feet;

thence Northwesterly, along the arc of said curve through a central angle of 40 degrees 44 minutes 47 seconds a distance of 152.90 Feet to a point of tangency;

thence North 00 degrees 20 minutes 19 seconds East 281.74 feet;

thence South 89 degrees 39 minutes 41 seconds East 15.00 feet to the TRUE POINT OF BEGINNING.

                                  EXHIBIT "B"
                              "LEGAL DESCRIPTION"

                      [MOBILITY ELECTRONICS OFFICE LAYOUT]

THE ABOVE PREMISES IS HEREBY REPRESENTED BY LANDLORD AND BY ARCHITECTURAL DRAWINGS TO BE 5,047 +/- SQUARE FEET.

                                                                   /s/ ILLEGIBLE



                                  EXHIBIT "C"
                                 "THE PREMISES"

                                  EXHIBIT "D"

                        MEMORANDUM OF COMMENCEMENT DATE

THIS MEMORANDUM OF COMMENCEMENT DATE is entered into this ____ day of _________, 1998 by SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation ("Landlord"), and, ELECTRONIC ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation, dba Mobility Electronics ("Tenant").

RECITALS

         A. Landlord and Tenant have previously executed that certain Office Lease dated _______________, 1998 ("Lease"), pursuant to which Tenant has leased from Landlord certain premises more particularly described therein.

         B. Pursuant to the provisions of Article 3.3 of the Lease, Landlord and Tenant have agreed to execute this Memorandum of Commencement Date to specify the Commencement Date of the Lease Term.

         NOW, THEREFORE, in consideration of the foregoing recitals, the execution and delivery of the Lease and other good and valuable considerations, the receipt, sufficiency and validity which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. Commencement Date. The Commencement Date is ______________________ and the expiration date of the Lease is ______________________.

         2. Definitions. Capitalized terms used in this Memorandum of Commencement Date without definition shall have the meanings assigned to such terms in the Lease, unless the context requires otherwise.

         3. Full Force and Effect. Except as specifically modified by this Memorandum of Commencement Date, the Lease remains in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum Commencement Date as of the date and year first above written.

LANDLORD:                               TENANT:
SUN LIFE ASSURANCE COMPANY OF           ELECTRONIC ACCESSORY SPECIALISTS
CANADA, a Canadian corporation          INTERNATIONAL, INC., a Delaware
                                        corporation dba Mobility Electronics
By:                                     By:
   -----------------------------           ------------------------------------
                                           J. LaMont Hall
Name:                                      Controller
     ---------------------------

Its:
    ----------------------------

By:
   -----------------------------

Name:
     ---------------------------

Its:
    ----------------------------

                                      36-

                                   EXHIBIT "E"

                        RESERVED COVERED PARKING LICENSE

THIS RESERVED COVERED PARKING LICENSE (this "License") is made as of the
_____day of        , 199_, between SUN LIFE ASSURANCE COMPANY OF CANADA, a
Canadian corporation ("Licensor"), and ELECTRONIC ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation, dba Mobility Electronics ("Licensee").

1. LICENSE. Licensor hereby grants Licensee a license to use five (5) reserved covered parking spaces (the "Spaces") in the parking accommodations (the "Parking Accommodations") of the property (the "Property") located at 15880, 15990, 16100 Greenway-Hayden Loop Road, Scottsdale, Arizona 85254, as cross-hatched on the site plan attached hereto as Exhibit "A", for a term the same as the term of the Lease referred to in Paragraph 2 hereof. Licensor may also make available from time to time, at its discretion, on a first come, first served basis, additional reserved covered parking spaces in the Parking Accommodations to the tenants of the Property and if offered and accepted by Licensee, this License shall also include one (1) additional reserved, covered parking space (the "Additional Space"). Each Space shall be used solely for the parking of one vehicle (which shall mean an automobile, motorcycle or light "sport utility" truck, but shall expressly exclude heavy "delivery" or other trucks) therein by Licensee in accordance with the terms of this License.

       2. THE LEASE. Anything herein to the contrary notwithstanding, this License shall terminate no later than the date of termination of the Lease (the "Lease") between Licensor, as Landlord, and Licensee, as Tenant, for space in the Property of even date herewith, whether such termination occurs at the end of the scheduled Lease term or prior thereto. A breach of this License by Tenant shall be deemed a breach of the Lease by Tenant and after notice given in accordance with the terms of the Lease and the failure of Tenant to cure within fifteen (15) days of such notice, Landlord shall have all remedies available herein, under the Lease, and at law or in equity. In the event the term of the Lease is extended, the term of this License shall also be extended to correspond with the Lease Term.

       3. MONTHLY FEE. Licensee agrees to pay as a monthly fee for this License Licensor's current fee for each Space licensed, payable on or before the first day of each month in advance. The monthly fee which Licensee shall pay for the Spaces is $25.00. The monthly fee for the Additional Space shall be at Licensor's then current market rate as established from time to time by Landlord, which fee may increase on thirty (30) days prior written notice to Licensee.

       4. DESIGNATION OF SPACES. This License is for 5 reserved covered parking Spaces in the area of the Parking Accommodations cross-hatched on Exhibit "B" attached hereto, which area may be redesignated from time to time by Licensor. The initial Spaces designated for Licensee are cross-hatched on Exhibit "B" attached hereto.

       5. DESIGNATION OF AUTOMOBILE. Only vehicles designated by Licensee to Licensor may be parked in the Spaces, provided, however, that Licensee may change its automobile designations at any time upon written notice to Licensor or for temporary use upon notification given to the garage attendant, if any. No more than one (1) automobile per Space licensed hereunder shall be parked or stored under Licensee's rights hereunder at any one time.

       6. No ADDITIONAL SERVICES. This License is for self-service parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge. No overnight parking of vehicles in the Parking Accommodations is permitted.

       7. INDEMNIFY: Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked by Licensee or under Licensee's rights herein and/or to the contents thereof caused by fire, theft, vandalism, collision, explosion, freezing, earthquake, storms, natural disasters, strikes, riots or by any other causes, unless caused by the gross negligence or willful misconduct of Licensor, and Licensee (1) waives and agrees to hold Licensor harmless from any claim against Licensor, its agents and employees for and in respect thereto, and (2) hereby agrees to indemnify and defend Licensor, its agents and employees against all claims for any loss or damage to any such vehicle or its contents from any cause whatsoever, unless caused by the gross negligence or willful misconduct of Licensor.

                                       37-

       8. RELATIONSHIP OF PARTIES. The relationship between Licensor and Licensee constitutes a license to use the Parking Accommodations subject to the terms and conditions of this License only and neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and baillee.

       9. Notices. All notices hereunder shall be given in accordance with the terms of the Lease.

       10. SUBORDINATION AND ATTORNMENT. This License shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the Property, or any portion thereof, and to replacements, renewals and extensions thereof, and Licensee, upon request by Licensor, shall execute instruments (in form satisfactory to Licensor) acknowledging such subordination.

       11. No Waste. Licensee covenants not to cause any waste or damage or c or injury to the Property.

       12. CLOSURE OF FACILITY. Licensor shall have the right to close any portion of the Parking Accommodations and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of fee.

       13. Rules. Licensee shall perform, observe and comply with such rules of the Property as may be reasonably adopted by Licensor in respect of the use and operation of said Parking Accommodations.

       14. REGULATIONS. Licensee shall, when using the Parking Accommodations, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between designated lines. Licensor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone. No storage or overnight parking is permitted in the Parking Accommodations.

       IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

LICENSOR:                              LICENSEE:

SUN LIFE ASSURANCE COMPANY OF          ELECTRONIC ACCESSORY
CANADA, a Canadian corporation         SPECIALISTS INTERNATIONAL, INC.,
                                       a Delaware corporation dba Mobility
                                       Electronics

By: /s/ George M. Collins
    --------------------------         By:/s/ J. LaMont Hall
                                         -----------------------
                                              J. Lamont Hall
Name: George M. Collins                       Controller
      ------------------------
Its:  for PRESIDENT
      ------------------------

By: /s/ John G. Muluihil
    --------------------------

Name: John G. Muluihil
      ------------------------

Its:  for SECRETARY
      ------------------------

                                       38-

                                   EXHIBIT "F"

                                    RESERVED

                                  39-

                                  EXHIBIT "G"
                                    RESERVED

                                       40-

                                   EXHIBIT "H"

                                   WORK LETTER

         In order to induce Tenant to enter into the Lease (which is incorporated herein by reference to the extent that the provisions of this Work Letter may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

         1. Completion Schedule, Landlord shall provide Tenant a schedule (the "Work Schedule") setting forth the time table for the planning and completion of the installation of the tenant improvements to be constructed in the Leased Premises (the "Tenant Improvements"). The Work Schedule shall set forth each of the various items of work to be done in connection with the completion of the Tenant Improvements and shall become the basis for completing the Tenant Improvements. Landlord and Tenant acknowledge and agree that time is of the essence with respect to their respective obligations as set forth in this Work Letter.

         2. Tenant Improvements. The Tenant Improvements shall include the work depicted on Exhibit "C" which work shall be done in the Leased Premises pursuant to the Tenant Improvements Plans described in Paragraph 3 below.

         3. Tenant Improvement Plans. Tenant has previously met with Landlord's architect and/or space planner for the purposes of preparing the space plan shown on Exhibit "C" which space plan has been approved by Landlord and Tenant. Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements based on the space plan. Such final working drawings and specifications are referred to in this Work Letter as the "Tenant Improvement Plans."

         4. Preparation of Tenant Improvement Plans and Final Pricing. Landlord shall cause its architect to prepare and submit to Tenant the Tenant Improvement Plans. Promptly after the approval of the Tenant Improvement Plans by Landlord and Tenant, the Tenant Improvement Plans shall be submitted to the appropriate governmental body for plan checking and building permits. Landlord, with Tenant's cooperation, shall cause to be made such changes in the Tenant Improvement Plans necessary to obtain required permits. Tenant acknowledges that after final approval of the Tenant Improvement Plans, no further changes to the Tenant Improvement Plans may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld but may be conditioned on the agreement by Tenant to pay all additional costs and expenses resulting from such requested changes that exceed the Allowance (defined below).

         5. Construction of Tenant Improvements. After the Tenant Improvement Plans have been prepared and approved, and building permits for the Tenant Improvements have been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. The Tenant Improvements shall be constructed in a good, workmanlike and lien free manner, and in conformance with applicable building codes. Landlord shall supervise the completion of the Tenant Improvements and shall endeavor in good faith to secure the completion of the Tenant Improvements in accordance with the Work Schedule. The cost of the Tenant Improvements shall be paid as provided in Paragraph 6 below. Tenant shall accept the Tenant Improvements upon substantial completion thereof, as reasonably determined by Landlord's architect.

         6. PAYMENT OF THE COST OF THE TENANT IMPROVEMENTS.

                  (a) Tenant Improvement Allowance. Landlord hereby grants to Tenant a Tenant Improvement allowance (the "Allowance") based upon a calculation of thirteen dollars ($13.00) per usable square foot of the Leased Premises. The Allowance shall be used only for:

                           (i) Payment of the cost preparing the space plan and
the final working drawings and specifications, including mechanical, electrical and structural drawings and of all other aspects of the Tenant Improvement Plans, including the charges of Landlord's space planner and Landlord's architect.

                           (ii) The payment of permit and license fees relating
to construction of the Tenant Improvements; and




                                      41-

         (iii) Construction of the Tenant Improvements, including without limitation the following:

                  (1) Installation within the Leased Premises of all partitioning, doors, floor coverings, finishes, ceilings, wall coverings and paintings, millwork and similar items;

                  (2) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Leased Premises;

                  (3) The furnishing and installation of all duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Leased Premises.

                  (4) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                  (5) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Leased Premises; and

                  (6) All plumbing, fixtures, pipes and accessories to be installed within the Leased Premises; and

                  (7) All monument and directory signage.

         b. ADDITIONAL COSTS. The cost of each of the items set forth in Paragraph 6(a) above shall be charged against the Allowance. In the event the anticipated cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Allowance, or in the event any of the Tenant Improvements are not to be paid for from the Allowance, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

         c. CHANGES TO TENANT IMPROVEMENT PLANS. In the event that Tenant shall request any changes or substitutions to the Tenant Improvement Plans, after the Tenant Improvement Plans have been prepared and the final pricing established by Landlord, any additional costs attributable thereto shall be paid by Tenant to Landlord prior to the commencement of the work represented by such changes, unless covered under the Allowance.

         d. UNUSED ALLOWANCE. No portion of the Allowance may be credited toward Annual Basic Rent or Additional Rent.

    7. EARLY ENTRY Landlord has given Tenant the right to enter and occupy the Early Occupancy Space prior to the Commencement Date. Tenant understands and agrees that the work to install and construct the Tenant Improvements shall take place while Tenant is occupying the Early Occupancy Premises and that Tenant agrees to cooperate with Landlord and not prohibit, impair or interfere with the work of the Tenant Improvements. Tenant agrees that no disturbances or interruptions of Tenant in connection with the installation and construction of the Tenant Improvements and subsequent Punch List (as defined below) correction of the Tenant Improvements shall constitute a constructive or actual eviction of Tenant or entitle Tenant to damages or other relief, Tenant hereby waiving same. Landlord agrees, however, to exercise reasonable diligence in the construction of the Tenant Improvements so as to avoid unnecessary interference with or disturbance of Tenant in its use and occupancy of the Early Occupancy Premises.

    8. PUNCH LIST PROCEDURE. Not later than the day prior to the Commencement Date, tenant shall prepare a list (the "Punch List") of any deficiencies or incomplete work regarding any Tenant Improvements. Provided that such items are Landlord's responsibility pursuant to the Tenant Improvement Plans, Landlord shall correct such deficiencies or incomplete work within a reasonable period of time, but in no event later than sixty (60) days after receipt of the Punch List, after which Landlord shall have no further obligation to alter, change, decorate or improve the Leased Premises, whether to adapt the same for the use for which it is leased or for any other purpose. The existence of such deficiencies or incomplete work shall not effect Tenant's obligation to accept the Leased Premises as otherwise required hereunder.





                                      42-

         9. ASSIGNMENT OF WARRANTIES. Landlord shall assign to Tenant the non-exclusive right to enforce any and all warranties which Landlord may receive from any contractor, supplier or other person or entity involved with construction of the Tenant Improvements, which assignment shall continue until the expiration or sooner termination of the Lease or the expiration of the warranty, whichever occurs first.





                                      43-

                                  EXHIBIT "I"

                              RULES AND REGULATIONS

         1. Unless otherwise specifically defined herein, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

         2. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building and the Property shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

         3. No awnings or other projection shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord. All electrical fixtures hung in any premises demised to any tenant or occupant must be of a type, quality, design, color, size and general appearance approved by Landlord.

         4. No tenant shall place objects against glass partitions, doors or windows which would be in sight from the Building corridors or from the exterior of the Building and such tenant will promptly remove any such objects when requested to do so by Landlord.

         5. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

         6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the other buildings in the Property, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Building or the Property.

         7. The restrooms, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. The reasonable costs incurred by Landlord (a) for extra cleaning in any restroom, water or wash closet required because of any misuse of such restroom, water or wash closet, and/or (b) to repair any damage resulting from any misuse of the fixtures will be borne by the tenant who, or whose employees, agents, visitors or licensees, caused the same. No tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises demised to such tenant or the Property.

         8. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Property, the Building or the premises demised to such tenant or occupant. No boring, cutting or strings of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord..

         9. Any carpeting cemented down by a tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by a tenant, Landlord may charge the expense incurred in such removal to such tenant.




                                      44-

         10. No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the written approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

         11. No space in the Building or the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

         12. No tenant and no employee, visitor, agent, or licensee of any Tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, broadcasting equipment or other audio device, noise, whistling, singing, yelling or screaming, or in any other way. Nothing shall be thrown out of any doors. No tenant and no employee, visitor, agent, or licensee of any Tenant shall conduct itself in any manner that is inconsistent with the character of the Building as a first quality building or that will impair the comfort, convenience or safety of other tenants in the Building.

         13. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon, the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant.

         14. All removals from the Building, or the carrying in or out of the Building or from the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

         15. No tenant or occupant shall engage or pay any employees in the Building or the Property, except those actually working for such tenant or occupant in the Building or the Property, nor advertise for day laborers giving an address at the Building or the Property.

         16. No tenant or occupant shall purchase lighting maintenance, cleaning towels or other like service, from any company or person not approved in writing by Landlord.

         17. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or the Property or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

         18. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off. Corridor doors, when not in use, shall be kept closed.

         19. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         20. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes or in any matter that, in Landlord's reasonable business judgment, threatens the safety of the Building or the tenants of the Building and their employees invitees. In addition, each tenant shall maintain its furniture, fixtures and equipment within its premises in a manner that presents a pleasant appearance both in daylight and nighttime from the surrounding streets and roadways.

         21. The requirements of tenants will be attended to only upon application at the management office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

         22. Canvassing, soliciting and peddling in the Building or the Property are prohibited and each tenant and occupant shall cooperate in seeking their prevention.



                                      45-

         23. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

         24. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved in writing by Landlord.

         25. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         26. No tenant shall clean any window of the Building from the outside.

         27. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

         28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building and the Property including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building and the Property.

         29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

         30. Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

         31. Each tenant and all of tenant's representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

         32. No tenant shall install any radio, telephone, television, microwave or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants or in the Common Areas.

         33. Each tenant shall store all trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles in the Building or the Property unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         34. No tenant shall employ any persons other than the janitor of Landlord for the purpose of cleaning its premises without the prior written consent of Landlord.

         35. Each tenant shall give prompt notice to landlord of any accidents to or defects in plumbing, electrical or heating apparatus so that same may be attended to properly.

         36. No tenant shall bring onto the Property or into the Building any pollutants, contaminants, inflammable, gasoline, kerosene or hazardous substances (as now or later defined under State or Federal law).




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
         37. Landlord reserves the right to restrict access to and from the Building between the hours of 6:00 P.M. and 7:00 A.M. on business days, 12:00 P.M. to 8:00 A.M. on Saturdays, and at all hours on Sundays and holidays.

         38. All tenants and tenants' servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord's agent from time to time adopt. Each tenant shall at all times keep the premises leased to such tenant, its employees, agents and invitees under its control so as to prevent the performance of any act that would damage the Building or its reputation or the premises leased to such tenant or could injure, annoy, or threaten the security of the other tenants in the Building or their respective employees, agents or invitees or the public.

         39. Landlord may deny entrance to the Building and may remove from the Building any person or persons who appear to be or are intoxicated, or who appear to be or are under the influence of liquor or drugs, or who are in any manner violating any of the Building Rules and Regulations, or who present a hazard or nuisance to any other person. The reasonable costs incurred by Landlord for security services or other costs reasonably incurred by Landlord to remove any such persons shall be borne by the tenant whose employees, agents and/or invitees are so removed.

         40. Landlord shall furnish each tenant, at Landlord's expense, with two
(2) keys to unlock the entry level doors and two (2) keys to unlock each corridor door entry to each tenant's premises and, at such tenant's expense, with such additional keys as such tenant may request. No tenant shall install or permit to be installed any additional lock on any door into or inside of the premises demised to that tenant or make or permit to be made any duplicate of keys to the entry level doors or the doors to such premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors into or inside of the premises demised to tenants of the Building. All keys shall remain the property of Landlord. Each tenant shall deliver to Landlord a deposit in the amount established by Landlord. Any lost key shall be subject to a replacement charge as established by Landlord from time to time. Upon the expiration of the Lease Term, each tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the premises demised to that tenant. Landlord shall be entitled to install, operate and maintain security systems

         41. Each person using the Parking Accommodations or other areas designated by Landlord where parking will be permitted shall comply with all Rules and Regulations adopted by Landlord with respect to the Parking Accommodations or other areas, including any employee or visitor parking restrictions, and any sticker or other identification system established by Landlord. Landlord may refuse to permit any person who violates any parking rule or regulation to park in the Parking Accommodations or other areas, and may remove any vehicle which is parked in the Parking Accommodations or other areas in violation of the parking Rules and Regulations. The Rules and Regulations applicable to the Parking Accommodations and the outside parking areas are as follows:

                  (a) The maximum speed limit within the Parking Accommodations shall be 5 miles per hour, the maximum speed limit in other parking areas shall be 15 miles per hour.

                  (b) All directional signs and arrows must be strictly observed.

                  (c) All vehicles must be parked entirely within painted stall lines.

                  (d) No intermediate or full-size car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other two or three wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use thereby.

                  (e) No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a "no parking" sign is posted or to which has otherwise designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a "handicapped parking only" or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a "loading zone" or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation.





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
                  (f) Parking passes, stickers or other identification devices that may be supplied by Landlord shall remain the property of Landlord and shall not be transferable. Landlord may require a deposit for each such pass, sticker or other identification device. In addition, a replacement charge determined by Landlord will be payable by each tenant for loss of any magnetic parking card or parking pass or sticker.

                  (g) Garage managers or attendants shall not be authorized to make or allow any exceptions to these Rules and Regulations.

                  (h) Each operator shall be required to park and lock his or her own vehicle, shall use the Parking Facilities at his or her own risk and shall bear full responsibility for all damage to or loss of his or her vehicle, and for all injury to persons and damage to property caused by his or her operation of the vehicle.

                  (i) Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

     42. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and regulations when it is deemed necessary, desirable or proper, in Landlord's judgment for its best interest or of the best interests of the tenants of the Property.

     43. Landlord has designated the Building a "non-smoking" building in accordance with the Smoking Pollution Control Ordinance adopted by the City of Scottsdale, Arizona as set forth in the City of Scottsdale Municipal Code. Accordingly, smoking of tobacco or any other weed plant is prohibited in the Building Common Areas, including the Building Lobby, the Building entrances and exits, including the portions of the Property adjacent thereto, public corridors, lavatories, elevators and other public areas. Further, smoking of tobacco or any other weed plant is prohibited on the Property, except in areas that may be designated, from time to time, by Landlord.

     44. Bicycles, motorcycles and other two or three-wheeled vehicles may only be stored or parked in areas designated, from time to time, by Landlord.





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
Tenant hereby acknowledges receipt of the Building Rules and Regulations.


LANDLORD:                             TENANT:

SUN LIFE ASSURANCE COMPANY OF         ELECTRONIC ACCESSORY SPECIALISTS
CANADA, a Canadian corporation        INTERNATIONAL, INC., a Delaware
                                      corporation dba Mobility Electronics


By:  /s/  George M. Collins           By: /s/ J. LaMont Hall
                                              J. LaMont Hall
Name:     George M. Collins                   Controller

Its:      for PRESIDENT

By:  /s/  John G. Muluihil

Name:     John G. Muluihil

Its:      for SECRETARY























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